Exhibit 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO

Network-1 Technologies, Inc.
(917) 692-0000

NETWORK-1 REPORTS THIRD QUARTER 2026 RESULTS

New Canaan, Connecticut — November 5, 2026 — Network-1 Technologies, Inc. (NYSE American: NTIP) (“Network-1”), a company specializing in the acquisition, development, licensing and monetization of its intellectual property assets, today announced financial results for the third quarter ended September 30, 2026.

For the three month periods ended September 30, 2026 and 2025, Network-1 reported no revenue. For the nine month period ended September 30, 2026, Network-1 reported no revenue, compared to $150,000 of revenue for the nine month period ended September 30, 2025.

Operating expenses for the three month period ended September 30, 2026 were $1,608,000, compared to $800,000 for the comparable three month period in 2025. For the nine month period ended September 30, 2026, operating expenses were $4,036,000, compared to $2,315,000 for the nine month period ended September 30, 2025. The increases in operating expenses were primarily due to higher litigation-related professional fees and related costs.

During the first nine months of 2026, Network-1 recorded a gain of $1,052,000 related to the remeasurement of the carrying value of its investment in ILiAD Biotechnologies, Inc. (“ILiAD”) following ILiAD’s closing of its $115,000,000 financing in February 2026. As a result of the financing, Network-1 transitioned from the equity method of accounting to the cost method for its investment in ILiAD, which produced the accounting gain recognized in the first quarter of 2026.

Network-1 recorded net realized and unrealized losses on marketable securities of $1,060,000 for the three month period ended September 30, 2026, compared to net realized and unrealized gains of $44,000 for the three month period ended September 30, 2025. For the nine month period ended September 30, 2026, Network-1 recorded net realized and unrealized losses on marketable securities of $1,339,000, compared to gains of $215,000 for the nine month period ended September 30, 2025. The losses were primarily attributable to unrealized losses resulting from higher short-term Treasury yields, which reduced the market prices of Network-1’s fixed income securities.

Network-1 reported a net loss of $2,333,000, or $0.10 per share basic and diluted, for the three month period ended September 30, 2026, compared to a net loss of $560,000, or $0.02 per share basic and diluted, for the comparable three month period ended September 30, 2025. For the nine month period ended September 30, 2026, Network-1 reported a net loss of $3,499,000, or $0.15 per share basic and diluted, compared to a net loss of $1,386,000, or $0.06 per share basic and diluted, for the nine month period ended September 30, 2025. The increases in net loss were primarily driven by higher litigation related operating expenses and net unrealized losses on marketable securities, partially offset, for the nine month period, by the gain on the ILiAD investment and the absence of equity-method losses in ILiAD in 2026.

Network-1 continues to pursue four pending patent litigations involving its M2M/IoT, HFT and Cox patent portfolios. On June 27, 2025, Network-1 commenced patent litigation against Samsung Electronics Co., LTD and Samsung Electronics America, Inc. (collectively, “Samsung”) in the United States District Court for the Eastern District of Texas, Marshall Division, for infringement of six patents within Network-1’s M2M/IoT Patent Portfolio. The lawsuit alleges that Samsung infringes the asserted patents by supporting certain eSIM (embedded Subscriber Identification Module) and certain 5G technologies in its mobile devices, including its Galaxy smartphones, watches and tablets. A trial date has been scheduled for June 7, 2027.

On July 1, 2026, Network-1 dismissed without prejudice its patent infringement case against Jump Trading, LLC, while continuing to pursue its litigations against Citadel Securities, LLC and Optiver US, LLC and Optiver Trading US, LLC (collectively, “Optiver”) for infringement of certain patents within Network-1’s HFT Patent Portfolio. On October 5, 2026, the U.S. Patent Trial and Appeal Board denied institution, on the merits, of five Inter Partes Review proceedings requested by Optiver relating to five patents within Network-1’s HFT Patent Portfolio that are not currently being asserted by Network-1 in the litigation.

In connection with Network-1’s litigation against Google and YouTube involving the Cox Patent Portfolio, in April 2026 the U.S. Court of Appeals for the Federal Circuit issued an opinion overturning the judgment of non-infringement entered by the U.S. District Court for the Southern District of New York relating to Network-1’s Patent No. 8,205,237 for certain implementations of Google’s Content ID system and remanded the matter to the District Court for further proceedings. A trial date has been scheduled for December 8, 2026.

As of September 30, 2026, Network-1’s principal sources of liquidity consisted of cash and cash equivalents and marketable securities of $31,102,000, and working capital of $29,868,000. Management believes that based on Network-1’s current cash position, it has sufficient liquidity to fund operations for the foreseeable future.

Network-1’s dividend policy consists of semiannual cash dividends of $0.05 per share ($0.10 per share annually), historically paid in March and September. During the nine month period ended September 30, 2026, Network-1 declared and paid semiannual cash dividends of $0.05 per share in each of March 2026 and September 2026 consistent with this policy. The dividend policy remains subject to periodic review by the Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

During the three month period ended September 30, 2026, Network-1 did not repurchase any shares of its common stock. During the nine month period ended September 30, 2026, Network-1 repurchased 95,976 shares of its common stock at an aggregate cost of $133,014 (exclusive of commissions) under its Share Repurchase Program. Since inception of the program in 2011 through September 30, 2026, Network-1 has repurchased approximately 10,682,470 shares at an aggregate cost of approximately $20,402,985 (exclusive of commissions) or an average per share price of approximately $1.91. Combined with the approximately $26,500,000 in dividends paid beginning in 2010 through September 30, 2026, Network-1 has returned, through dividends and share repurchases, in excess of $46,900,000 to its shareholders.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the acquisition, development, licensing and protection of intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of patented technologies. As of September 30, 2026, Network-1 owns 122 U.S. patents (54 expired) and 15 international patents covering various technologies, including enabling technology for authenticating and using eSIM technology in Internet of Things Machine-to-Machine and other mobile devices, certain advanced technologies related to high frequency trading, technologies relating to document stream operating systems and the identification of media content and enabling technology to support, among other things, the interoperability of smart home IoT devices. Network-1’s current strategy includes efforts to monetize its M2M/IoT, HFT, Cox and Smart Home patent portfolios. Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 achieved in the past with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent generated licensing revenue in excess of $188,000,000 and Network-1 achieved licensing and other revenue in excess of $47,000,000 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1’s business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in Network-1’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission on March 13, 2026, including, but not limited to, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s HFT Patent Portfolio, its M2M/IoT Patent Portfolio and its Cox Patent Portfolio, the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its M2M/IoT Patent Portfolio, HFT Patent Portfolio, Smart Home Portfolio and Cox Patent Portfolio, as well as a successful outcome on its investment in ILiAD Biotechnologies, Inc. or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue to be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

Network-1’s Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations as of and for the three month and nine month periods ended September 30, 2026 are attached.

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2026	December 31, 2025
ASSETS CURRENT ASSETS:	(Unaudited)
Cash and cash equivalents	$5,806,000	$13,402,000
Marketable securities, at fair value	25,296,000	23,467,000
Other current assets	168,000	237,000
TOTAL CURRENT ASSETS	31,270,000	37,106,000
OTHER ASSETS:
Patents, net of accumulated amortization	1,722,000	1,479,000
Equity investments	2,786,000	1,734,000
Security deposit	13,000	13,000
Total Other Assets	4,521,000	3,226,000
TOTAL ASSETS	$35,791,000	$40,332,000
LIABILITIES AND STOCKHOLDERS’ EQUITY: CURRENT LIABILITIES:
Accounts payable	$1,366,000	$253,000
Accrued payroll	—	289,000
Other accrued expenses	36,000	228,000
Total Current Liabilities	1,402,000	770,000
LONG TERM LIABILITIES:
Deferred tax liability	331,000	—
TOTAL LIABILITIES	1,733,000	770,000
COMMITMENTS AND CONTINGENCIES (Note H)
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, authorized 10,000,000 shares; none issued and outstanding at September 30, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 22,905,681 and 22,824,009 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	229,000	228,000

Additional paid-in capital	61,564,000	63,426,000

Accumulated deficit	(27,735,000)	(24,092,000)

TOTAL STOCKHOLDERS’ EQUITY	34,058,000	39,562,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,791,000	$40,332,000

NETWORK-1 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

REVENUE	$—	$—	$—	$150,000

OPERATING EXPENSES:
Costs of revenue	—	—	—	42,000
Professional fees and related costs	1,047,000	226,000	2,303,000	511,000
General and administrative	518,000	537,000	1,602,000	1,658,000
Amortization of patents	43,000	37,000	131,000	104,000

TOTAL OPERATING EXPENSES	1,608,000	800,000	4,036,000	2,315,000

OPERATING LOSS	(1,608,000)	(800,000)	(4,036,000)	(2,165,000)
OTHER (LOSS) INCOME :
Interest and dividend income, net	421,000	467,000	1,155,000	1,396,000
Gain on equity investment	—	—	1,052,000	—
Net realized and unrealized gain (loss) on marketable securities	(1,060,000)	44,000	(1,339,000)	215,000
Total other (loss) income, net	(639,000)	511,000	868,000	1,611,000
LOSS BEFORE INCOME TAXES AND SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(2,247,000)	(289,000)	(3,168,000)	(554,000)

INCOME TAX PROVISION:
Current	—	—	—	(31,000)
Deferred tax (benefit) expense, net	86,000	(83,000)	331,000	(232,000)
Total income tax (benefit) expense	86,000	(83,000)	331,000	(263,000)

LOSS BEFORE SHARE OF NET LOSS OF EQUITY METHOD INVESTEE:	(2,333,000)	(206,000)	(3,499,000)	(291,000)

SHARE OF NET LOSS OF EQUITY METHOD INVESTEE	—	(354,000)	—	(1,095,000)

NET LOSS	$(2,333,000)	$(560,000)	$(3,499,000)	$(1,386,000)

Net loss per share
Basic	$(0.10)	$(0.02)	$(0.15)	$(0.06)
Diluted	$(0.10)	$(0.02)	$(0.15)	$(0.06)

Weighted average common shares outstanding:
Basic	22,867,447	22,807,916	22,839,263	22,858,180
Diluted	22,867,447	22,807,916	22,839,263	22,858,180

Cash dividends declared per share	$0.05	$0.05	$0.10	$0.10